Item 8.   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

       Quarterly financial data (in $thousands, except per share amounts)

       1997                 1st Qtr.      2nd Qtr.      3rd Qtr.     4th Qtr.

 Revenues                  $    229      $    229       $  229       $    228
 Net income                     212           202          208            213
 Per share                      .14           .13          .14            .14

       1996

 Revenues                  $    229      $    229      $   229        $   228
 Net income                     204           207          205            206
 Per share                      .13           .14          .14            .13

       Detailed financial statements of Registrant appear on pages F-3 through F-8 of this report. Per share data for the year is slightly different from the sum of four quarters due to rounding.

Item 9.   DISAGREEMENTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

       There were no disagreements on accounting and financial disclosures.


                              PART III

Item 10.   DIRECTORS AND EXECUTIVE OFFICERS OF REGISTRANT

Item 11.   EXECUTIVE COMPENSATION

Item 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       Management's ownership of Registrant's shares of beneficial interest as of March 6, 1998.

                                      Shares                        Percent of
 Name of                            Beneficially                   Outstanding
 Trustee                              Owned                          Shares

 Herbert E. Jones, Jr.                 4,000                         0.265
 Lewis B. Harder                       1,000                         0.066
 Charles T. Jones                        200                         0.013
 Virgil E. Wenger                        200                         0.013
  All trustees and officers
  as a group (4 persons)               5,400                         0.357

Item 13.

       Information required by items 10, 11, and 13 is set forth in Registrant's 1998 Proxy Statement, which is incorporated herein by reference.